SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[ ] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                        Century Capital Management Trust
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

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

A Message from the Chairman of the Century Funds


June 29, 2007


                                                          [PHOTO]
                                          The Century Investment Management Team


Dear Fellow Shareholder:

I am writing to let you know that a special meeting of the shareholders of Century Shares Trust and Century Small Cap Select Fund will be held on July 30, 2007. The purpose of the meeting is to elect a Board of Trustees for the Funds and to consider several proposals related to the Funds' fundamental investment policies.

The following "Q&A" is provided to assist you in understanding the proposals. Each of the proposals is described in greater detail in the accompanying Proxy Statement. Please read the Proxy Statement carefully before you vote. After careful consideration, the Trustees of the Century Funds have unanimously recommended that you vote FOR the approval of each proposal.

Your vote is very important to us, regardless of the number of shares you own. Whether or not you plan to attend the meeting in person, please read the Proxy Statement and cast your vote promptly. It is important that your vote be received no later than the time of the meeting on July 30, 2007. You may cast your vote by completing, signing and returning the enclosed proxy card by mail in the envelope provided, or you may vote on the Internet or by telephone by following the simple instructions on the enclosed proxy card. If you simply sign, date and return the proxy card, but do not specify a vote on any Proposal, your vote will be counted in favor of all Proposals.

If you have any questions on the Proposals, please contact the Funds' proxy solicitor, Computershare, toll free at (866) 525-2780.

We thank you for your participation and prompt response, and we thank you for your continued support.

Sincerely,

/s/ Alexander L. Thorndike

Alexander L. Thorndike
Chairman of the Board of Trustees

Questions & Answers                                                          Q&A


Below is a brief overview of the proposals to be voted upon by the shareholders of Century Shares Trust (CST) and Century Small Cap Select Fund (CSCS). The enclosed Proxy Statement explains what you should know before voting on each proposal. Please read the Proxy Statement carefully before you vote. Your vote is important, no matter how large or small your holdings may be.

What proposals am I being asked to vote on?

Shareholders of both CST and CSCS will be asked to vote on the following proposals:
1. To elect a Board of Trustees.
2. To approve amendments to the fundamental investment policies.

In addition, shareholders of CST will be asked to vote on the following proposals:
3. To approve the elimination of certain fundamental investment policies.
4. To approve the reclassification of certain investment policies as non-fundamental.

Has each fund's Board approved the proposals that relate to that fund?

Yes. The Boards have unanimously approved the proposals and recommend that you vote to approve those that apply to your fund.

1. To elect a Board of Trustees.

What role does the Board play?

The Board serves as the fund shareholders' representatives. They are your eyes and ears and voice. Members of the Board have an obligation to serve the best interests of shareholders, including approving policy changes. In addition, the Board reviews fund performance, oversees fund activities, and reviews contractual arrangements with companies that provide services to the fund.

What is the affiliation of the Board and Century Capital Management?

Currently, 75% of the members of the Board are "independent" trustees and two members are "interested" trustees. Board members are determined to be "interested" by virtue of, among other things, their affiliation with the funds or with Century Capital Management, the funds' investment adviser. Independent trustees have no affiliation with Century Capital Management and are compensated by the funds.

2. To approve amendments to certain fundamental investment policies.

What are the fundamental investment policies?

Under the Investment Company Act of 1940, each fund is generally required to have certain fundamental investment policies (for example, relating to borrowing, making loans or investing in real estate or commodities). These policies are considered "fundamental" because they may be changed only with shareholder approval.

What will be the effect of the amendments to my fund's current fundamental investment policies?

The purpose of the amendments is to update policies that are more restrictive than currently required and to standardize, to the extent practicable, all required fundamental investment restrictions across the funds. The Board and the funds' investment adviser do not anticipate that the proposed amendments will materially change the way either fund is currently managed or operated; however, if approved, the amendments may provide each fund with greater flexibility to respond to changing markets, new investment opportunities and future changes in the law.

3. To approve the elimination of certain fundamental investment policies of CST.

What are these fundamental restrictions?

CST is also subject to fundamental investment policies that were once imposed by state securities laws or other regulatory authorities that are now outdated or are no longer effective.

What will be the effect of the elimination of such investment policies on the fund?

The Board and the fund's investment adviser do not anticipate that the elimination of these policies will materially change the way the fund is currently managed or operated; however, it may provide the fund with greater flexibility to respond to changing markets and new investment opportunities in the future.

4. To approve the reclassification of certain investment policies as non-fundamental for CST.

What are these fundamental investment policies?

CST has certain fundamental investment policies that are specific to the current investment strategies of the fund. However, none of these investment policies is required to be classified as fundamental.

What will be the effect of reclassifying such investment policies as non-fundamental?

CST intends to continue to follow these investment policies, even if reclassified as non-fundamental. However, if in the future, competitive or regulatory changes require that such a policy be modified, the Board would be able to do so without the time and expense of having to seek shareholder approval.

Who is Computershare?

Computershare is a company not affiliated with the funds or with Century Capital Management that the funds hired to call shareholders and record proxy votes. In order to hold a shareholder meeting, a certain percentage of a fund's shares (often referred to as "quorum") must be represented at the meeting. If a quorum is not attained, the meeting must adjourn to a future date. The funds may attempt to reach shareholders through multiple mailings to remind them to cast their vote. As the meeting approaches, phone calls may be made to shareholders who have not yet voted their shares so that the shareholder meeting does not have to be postponed.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each share you own of a fund on the record date. The record date is June 15, 2007.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card and mailing it in the enclosed postage-paid envelope. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions, or via the Internet by visiting the website printed on your proxy card and following the on-line instructions. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Computershare at (866) 525-2780.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."

Registration                                                                 Valid Signature


Corporate Accounts
(1) ABC Corp.                                                                ABC Corp.
                                                                             John Doe, Treasurer
(2) ABC Corp.                                                                John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer                                        John Doe
(4) ABC Corp. Profit Sharing Plan                                            John Doe, Trustee

Partnership Accounts
(1) The XYZ Partnership                                                      Jane B. Smith, Partner
(2) Smith and Jones, Limited Partnership                                     Jane B. Smith, General Partner

Trust Accounts
(1) ABC Trust Account                                                        Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78                                      Jane B. Doe

Custodial or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith Jr.                             John B. Smith

GMA/UTMA
(2) Estate of John B. Smith                                                  John B. Smith, Jr., Executor